Exhibit 23.2
CONSENT OF COOLEY GODWARD KRONISH LLP
We consent to the reference to our firm under the caption “Validity of Common Stock” in the Registration Statement (Post-Effective Amendment No. 2 to Form S-1 on Form S-3 No. 333-161804) and related Prospectus of Alexza Pharmaceuticals, Inc. (the “Company”) and to the incorporation by reference therein of our opinion dated September 9, 2009 filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 No. 333-161804 filed with the Securities and Exchange Commission on September 9, 2009.
COOLEY GODWARD KRONISH LLP

By:	/s/ Brent D. Fassett
Brent D. Fassett, Partner

Broomfield, Colorado
April 9, 2010